UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25395	77-0501994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 Dory Road, Gloucester, MA	01930
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 282-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 23, 2008, Varian Semiconductor Equipment Associates, Inc. (the “Company”) entered into a credit agreement (the “Agreement”) with the lenders named therein (the “Lenders”) and JPMorgan Chase Bank, N.A. as administrative agent (“JPMCB”).

The Agreement provides for borrowing by the Company of a maximum principal amount of up to $100,000,000 (the “Principal Amount”), under an unsecured revolving credit facility during the five-year commitment period ending May 23, 2013, unless earlier terminated pursuant to the terms of the Agreement. The Principal Amount includes a $20,000,000 sublimit for the issuance of standby and commercial letters of credit. In addition, up to $50,000,000 of the Principal Amount shall be made available by the Lenders in such foreign currencies as may be agreed to by JPMCB and the Lenders. Amounts borrowed under the Agreement may be borrowed, repaid and reborrowed from time to time during the commitment period, with the aggregate principal amount outstanding (including the face amount of the letters of credit) not to exceed the Principal Amount.

Under the Agreement, the Lenders may extend credit (the “Loans”) to the Company and issue letters of credit for the benefit of the Company or its subsidiaries. Concurrent with the extension of a Loan by a Lender, at such Lender’s request, the Company shall execute and deliver to such Lender a promissory note in the principal amount of such Loan (the “Promissory Note”), promising payment of the principal amount and interest on the unpaid principal amount of such Loan from the date of such Loan until such principal amount is paid in full.

Borrowings made pursuant to the Agreement will bear interest, payable quarterly, or, if earlier, at the end of any interest period, and at maturity, at a rate per annum equal to either:

•	the greater of (a) the interest rate announced by JPMCB as its prime rate in effect at its principal office in New York City and (b) the federal funds rate plus 0.50%; or

•

the sum of (a) LIBOR, as adjusted for statutory reserve requirements for Eurocurrency liabilities and other applicable mandatory costs and (b) an “applicable rate,” defined in the Agreement as a percentage spread based on the Company’s leverage ratio.

Loans outstanding under the Agreement may be prepaid at any time, subject to prior notice, in whole or in part without premium or penalty but subject to break funding payments, with limited exceptions. The Agreement contains representations and warranties, as well as events of default and affirmative covenants. In addition, there are negative covenants, including financial covenants and covenants relating to indebtedness, liens, investments, fundamental changes, dispositions, and dividends and distributions.

The Loans are intended to provide ongoing working capital and cash for permitted acquisitions, stock repurchases, capital expenditures and other general corporate purposes of the Company and its subsidiaries.

Copies of the Agreement and the form of Promissory Note are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summaries of the Agreement and the form of Promissory Note and the transactions contemplated thereby are qualified in their entirety by the complete text of the Agreement and the form of Promissory Note filed herewith.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained above under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Semiconductor Equipment Associates, Inc.

	By:	/s/ Gary E. Dickerson
	Name:	Gary E. Dickerson
	Title:	Chief Executive Officer

Date: May 23, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of May 23, 2008, certain lenders named therein, JPMorgan Chase Bank, N.A. as administrative agent and Varian Semiconductor Equipment Associates, Inc.

10.2	Form of Promissory Note from Varian Semiconductor Equipment Associates, Inc. to Lender